Exhibit 23







                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Textron Canada Savings Plan of Textron Inc. of our report dated January 27, 1998, with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 3, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Boston, Massachusetts
April 24, 1998